EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-168098, 333-175744, 333-179826 and 333-188672) of Toyota Motor Credit Corporation of our report dated June 14, 2013 relating to the financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 14, 2013

153